CHARTWELL REINSURANCE COMPANY
                                UNDERWRITING YEAR
                            AGGREGATE EXCESS OF LOSS
                               REINSURANCE TREATY
                            EFFECTIVE JANUARY 1, 1998

ARTICLE           SUMMARY                                                  PAGE

   1                       Business Covered                                 2
   2                       Term and Territory                               3
   3                       Basis of Coverage                                3
   4                       Exclusions                                       3
   5                       Coverage and Aggregate Lim                       4
   6                       Definitions                                      4
   7                       Net Retained Lines                               7
   8                       Base Premium, Additional Premium and
                            Reinsurers' Expense                             7

   9                       Ceding Commission                                8
  10                       Profit Sharing, Funds Held Account and
                              Interest Credit                               8

  11                       Currency                                         9
  12                       Taxes                                            9
  13                       Accounts, Remittances and Loss Settlements      10
  14                       Loss Reserve Funding                            10
  15                       Excess of Policy Limits                         11
  16                       Extra Contractual Obligation                    11
  17                       Offset and Security                             12
  18                       Commutation                                     12
  19                       Errors and Omissions                            13
  20                       Access to Records                               13
  21                       No Assignment                                   14
  22                       Insolvency                                      14
  23                       Arbitration                                     15
  24                       Service of Suit                                 15
  25                       Intermediary                                    16

                                UNDERWRITING YEAR
                            AGGREGATE EXCESS OF LOSS
                               REINSURANCE TREATY

                      (hereinafter referred to as "Treaty")

                                     between

                          CHARTWELL REINSURANCE COMPANY
                              Stamford, Connecticut
                                       and
                       DAKOTA SPECIALTY INSURANCE COMPANY
                              Stamford, Connecticut
                                       and
                      THE INSURANCE CORPORATION OF NEW YORK
                                Jericho, New York
                                       and
                             DRAYTON COMPANY LIMITED
                                Hamilton, Bermuda
                                       and
                        CHARTWELL RE HOLDINGS CORPORATION
                              Stamford, Connecticut

           (hereinafter referred to collectively as "Ceding Company")

                                       and

              THE REINSURERS SUBSCRIBING THEIR RESPECTIVE INTERESTS
                   AND LIABILITIES AGREEMENTS ATTACHED HERETO

                    (hereinafter referred to as "Reinsurers")



                           Article 1: Business Covered
                           ---------------------------

The Reinsurers agree to indemnif the Ceding Company with respect to the Ultimate Net Losses which may accrue to the Ceding Company in respect of all policies, contracts, binders of insurance and reinsurance (all hereinafter referred to as "Contracts"). Business Covered is defined to include all Contracts, including Contracts underwritten by the Ceding Company's Lloyds corporate capital vehicles including but not limited to Oak Dedicated Limited and Archer Dedicated Limited as respects all classes of business assumed and underwritten by the Ceding Company, prior to the Term and in force including both Contracts with prior written premiums, which are unearned at January 1, 1998, and Contracts written prior to the Term which have written and earned premiums to be recorded during the Term as of the January 1, 1998 effective date and Contracts underwritten during the Term, all subject to the terms and conditions of this Treaty.

                          Article 2: Term and Territory
                          -----------------------------

This Treaty Term shall January 1, 1998 through December 31, 1998, both days inclusive. Coverage will extend beyond December 31, 1998 in respect of underlying Contracts in force as of December 31, 1998 until natural expiration.

This Treaty applies to losses occurring worldwide with respect to Business Covered.


                          Article 3: Basis of Coverage
                          ----------------------------

As respects Business Covered pertaining to Contracts underwritten prior to the Term and in force, Reinsurers shall indemnify the Ceding Company in respect of Loss Occurrences or claims made or losses discovered as per underlying coverage form of the Ceding Company's Contracts during the period for which Reinsurers received their respective share of underlying earned premiums.

As respects Business Covered pertaining to Contracts underwritten during the Term, Reinsurers shall indemnify the Ceding Company in respect of all Contracts underwritten during the Term regardless of when the Loss Occurrences or claims made or losses discovered occur. Coverage for Loss Occurrences or claims made or losses discovered shall in all cases follow the underlying coverage form of the Ceding Company's Contracts.


                              Article 4: Exclusions
                              ---------------------

This Treaty shall not apply to and specifically excludes:

A. Nuclear Incident, in accordance with the following clauses attached hereto: Liability;


          1. Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance-U.S.A. - NMA 1119;


          2. Nuclear Incident Exclusion Clause - Physical Damage and Liability (Boiler and Machinery Policies) - Reinsurance - U.S.A. - NMA 1166;

          3. Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance
             - Canada - NMA 1980;

          4. Nuclear Incident Exclusion Clause - Physical Damage and Liability (Boiler and Machinery Policies) Reinsurance - Canada - NMA 1251;

          5. Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A
             - NMA 1590;

          6. Nuclear Incident Exclusion Clause - Liability - Reinsurance - Canada - NMA 1979;

          7. Nuclear  Energy  Risks  Exclusion   Clause   (Reinsurance)   (1984)
             Worldwide Excluding U.S.A. and Canada - NMA 1975.

B. War risks, in accordance with the War Risks Exclusion clause attached hereto;

C. Insolvency funds, in accordance with the Insolvency Exclusion Clause attached hereto;

D. Assessments of any kind, from any source, and whether voluntary or involuntary;

E. Unallocated Loss Adjustment Expenses (unless covered by the Ceding Company per the underlying treaties and facultative business);

F. Business classified as assumed Finite or Non-traditional Reinsurance Agreements;

G.     State income and excise taxes, if any, reported hereunder;

H. Financial guaranty and Insolvency. This exclusion shall not apply to residual value insurance.


                     Article 5: Coverage and Aggregate Limit
                     ---------------------------------------

A. Coverage - Should the Ceding Company's Ultimate Net Loss Ratio hereunder exceed the Retention, as defined in Article 6, Section H., the Reinsurers shall be liable for 100% (one hundred percent) of the amount by which the paid portion of Ultimate Net Losses exceed the Retention, subject to a maximum limit of liability to the Reinsurers of 100% (one hundred percent) of 28.55% (twenty eight point fifty five percent) of SNWPI.

B. Aggregate Limit - The Reinsurers' maximum liability shall in all cases be the lesser of 28.55% (twenty eight point fifty five percent) of SNWPI or $143,200,000 (one hundred forty three million, two hundred thousand dollars) in the aggregate for this Treaty.


                             Article 6: Definitions
                             ----------------------

A. "Subject Net Written Premium Income (SNWPI)" shall be comprised of three components of Business Covered:

         1. Earned premium during the Term in respect of Contracts underwritten prior to the Term on written premium previously accounted for and unearned as reported by the Ceding Company as of January 1, 1998 as respects Business Covered less ceded earned premiums in respect of all other inuring reinsurances; plus

         2. Written premium as recorded by the Ceding Company which is earned during the Term in respect of Contracts underwritten prior to the Term as respects Business Covered less ceded written premium in respect of all other inuring reinsurances; plus

         3. Written premium in respect of Contracts underwritten during the Term as respects Business Covered less ceded written premiums in respect of all other inuring reinsurances.

         Retrospective premium adjustments related to swing-rated business written prior to 1997 and nonstandard automobile assumed reinsurance business with The Insurance Corporation of New York shall be excluded from Business Covered SNWPI.

         Notwithstanding the above, all property catastrophe reinstatement premium, if any, in respect of both assumed and ceded business shall be excluded from SNWPI.

B. "Subject Net Earned Premium Income (SNEPI)" for any inception to date period applicable to this Treaty shall mean the SNWPI of the Ceding Company's Business Covered, net of business excluded by the Ceding Company, during the inception to date period less the respective Net Premium Income Unearned as of the end of the calculation period.

C. "Net Premium Income Unearned" shall be determined by the Ceding Company following its standard practices and calculations as respects the subject Business Covered.

D. "Loss Occurrence" shall mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event. All losses having a common origin or traceable to the same act, omission, mistake, occurrence or causative incident shall be considered one accident, disaster, casualty or occurrence. For the purposes of establishing the date when a loss has occurred, the following will apply: on reinsurance contracts that attach on a losses occurring during basis, the Loss Occurrence date(s) applicable shall apply; and on reinsurance contracts that attach on a claims made basis, the claims made date(s) applicable shall apply; and on reinsurance contracts that attach on a losses sustained and/or losses discovered basis, the date(s) a loss is sustained or discovered shall apply. The Ceding Company shall establish the proper allocation of reinsurance contracts that are written on a risks attaching basis to the appropriate Loss Occurrence periods. The Reinsurers shall accept such Loss Occurrence Accident Year allocations as determined by the Ceding Company.


E. "Ultimate Net Losses" shall mean the sum of losses (including loss in Excess of Policy Limits in accordance with Article 15:Excess of Policy Limits and Extra Contractual Obligations in accordance with Article 16: Extra Contractual Obligations) and Allocated Loss Adjustment Expenses arising out of Business Covered hereunder. Property catastrophe losses shall be limited to $20,000,000 (twenty million dollars) of Ultimate Net Losses of the Ceding Company not including the Lloyd's corporate capital vehicles and $10,000,000 (ten million dollars) of Ultimate Net Losses for the Lloyd's corporate capital vehicles including but not limited to Oak Dedicated Limited and Archer Dedicated Limited. Total property catastrophe losses shall be limited to a combined maximum of $25,000,000 (twenty five million dollars) of Ultimate Net Losses in the aggregate. All such amounts shall be net of all recoveries, salvages, subrogations and all claims on inuring reinsurance whether collectible or not; provided, however, that in the event of the Insolvency of the Ceding Company, payment by the Reinsurers shall be made in accordance with the provisions of the Insolvency article. Nothing herein shall be construed to mean that losses under this Treaty are not recoverable until the Ceding Company's Ultimate Net Losses have been ascertained.

         Said Ultimate Net Losses may be paid, outstanding, or incurred, as referenced in this Treaty. In the event the reference is to Ultimate Net Losses outstanding, the Term shall include the Ceding Company's loss reserves for reported losses, losses incurred but not reported and reserves for Allocated Loss Adjustment Expense for both reported losses and losses incurred but not reported as of the calculation date; in the event the reference is to Ultimate Net Losses incurred, the term shall comprise the sum of Ultimate Net Losses paid and Ultimate Net Losses outstanding.

         Ultimate Net Loss shall also include all net commissions, brokerage expenses and premium related expenses of the Ceding Company. All net commissions, brokerage expenses, and premium related expenses of the Ceding Company shall be subject to a maximum of 27.0% (twenty seven point zero percent) of SNWPI. Ultimate Net Losses shall exclude both unallocated loss adjustment expenses and all other general operating expenses (overhead) of the Ceding Company, but shall include any unallocated loss adjustment expenses where the underlying treaties and facultative business with the Ceding Company client's provide for such coverage. The Ceding Company shall determine net commissions and brokerage based on the overall commissions and brokerage ratio for the underwriting year of the underlying Contracts. For purposes of the Lloyds corporate capital vehicles, a flat ceding commission of 20% (twenty percent) will apply to gross up the premium, which will also determine SNWPI. In all cases, Ceding Company definitions of premiums, net commissions and brokerage in respect of Business Covered shall be used for all purposes hereon.

F. "Allocated Loss Adjustment Expense" shall mean the Ceding Company's share of costs and expenses allocable to specific claims which are incurred by the Ceding Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of specific claims, including court costs and costs of supersedeas and appeal bonds, and including:

                           a) pre-judgment interest, unless included as part of the award or judgment;

                           b)       post-judgment interest; and

                           c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto (including declaratory judgment expense).

         Allocated Loss Adjustment Expense does not include Unallocated Loss Adjustment Expense unless covered by the Ceding Company per the underlying treaties and facultative business. Unallocated Loss Adjustment Expense includes, but is not limited to, salaries and expenses of employees, and office and other overhead expenses of the Ceding Company.

G. "Ultimate Net Loss Ratio" shall mean the ratio of Ultimate Net Losses incurred divided by SNEPI as of the date of calculation.

H.       "Retention" shall equal 79.4%(seventy nine point four percent)of SNEPI.

I. "Reinsurers' Expense" shall equal 6.5% (six point five percent) of Base Premium less Ceding Commissions plus 4.0% (four percent) of Additional Premium, if any. Reinsurers' Expense amounts in respect of Base Premiums less Ceding Commissions shall be subject to a minimum of $2,275,000 (two million, two hundred seventy five thousand dollars).

J. "Finite or Non-traditional Reinsurance Agreements" shall mean any assumed reinsurance agreement which allows for Profit Sharing (or any other form of contractual adjustment) exceeding 75% (seventy five percent) of initial reinsurance premium paid.
K. "Contracts" shall mean any and all original policies, contracts and binders of insurance or reinsurance underwritten by the Ceding Company whether facultative or treaty.

                          Article 7: Net Retained Lines
                          -----------------------------

This Treaty applies only to that portion of any policy which the Ceding Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount and amounts in excess of which this Treaty attaches, only loss or losses in respect of that portion of any policy which the Ceding Company retains net for its own account shall be included.

The amount of the Reinsurers' liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Ceding Company to collect from any other reinsurer, whether specific or general, any amounts which may have become due from such reinsurer, whether such inability arises from the insolvency of such other reinsurer or otherwise.


       Article 8: Base Premium, Additional Premium and Reinsurers' Expense
      --------------------------------------------------------------------

A.        Base Premium - The Ceding  Company shall pay to the Reinsurers
          Base Premium of 10.548% (ten point five four eight percent) of Business Covered SNWPI within 60 (sixty) days from the end of each calendar quarter. Base Premiums shall be credited to the Funds Held Account as of each respective calendar quarter that applicable Business Covered SNWPI is recorded by the Ceding Company. The Base Premiums shall not be less than $41,400,000 (forty one million, four hundred thousand dollars) and shall not be greater than $52,900,000 (fifty two million, nine hundred thousand dollars). For purposes of reporting and payment timing, SNWPI shall be based upon the respective calendar quarter wherein written premium is recorded by the Ceding Company. In accordance with Article 6: Definitions, Section A. SNWPI, Component 1. shall be deemed recorded in the first calendar quarter of 1998.


B. Additional Premium - Within 60 days from the end of each calendar quarter, the Ceding Company shall pay to the Reinsurers Additional Premium equal to 73.5% (seventy three point five percent) of Ultimate Net Losses ceded in excess of 212.86% (two hundred twelve point eight six percent) of the net result of Base Premium less Ceding Commission. Additional Premium shall be the lesser of 8.01% (eight point zero one percent) of SNWPI or $40,200,000 (forty million, two hundred thousand dollars) in the aggregate. Net Additional Premium (additions less deductions) shall be deemed credited 100% (one hundred percent) to the Funds Held Account as of January 1, 1998 for all purposes including Interest Credit.

C. Reinsurers' Expense - The Reinsurers' Expense amounts shall be paid within 60 (sixty) days in arrears of each respective calendar quarter. Reinsurers' Expense amounts in respect of Additional Premiums, if any, shall be paid within 75 (seventy five) days in arrears of the respective calendar quarter end for which such calculation is being made. Such amounts shall be deducted from the Funds Held Account.


                          Article 9: Ceding Commission
                          ----------------------------

A. The Reinsurers shall pay the Ceding Company Ceding Commission equal to 23.91% (twenty three point nine one percent) of Base Premiums. There shall be no Ceding Commission in respect of Additional Premium.

B. Ceding Commissions are payable by the Reinsurers to the Ceding Company at the time final settlement of all Ultimate Net Losses hereunder or at commutation, whichever occurs first. Payment shall be made by deduction from the Funds Held Account until and unless depleted. If exhausted, payment shall be made out of other funds of the Reinsurers.


                 Article 10: Profit Sharing, Funds Held Account
                               and Interest Credit
                 ----------------------------------------------

A.       Profit Sharing

         Upon finalization of the payment of all Ultimate Net Losses recoverable hereon and/or Commutation, the Reinsurers will relinquish to the Ceding Company 100% (one hundred percent) of the remaining Funds Held Account balance, if any. Payment of Profit Sharing in accordance with this Article shall release the Reinsurers from all current and future liability under this Treaty.

B.       Funds Held Account

         For purposes of this Article, the Ceding Company shall maintain a cumulative Funds Held Account comprised of the following:

         1. The Funds Held Account at December 31, 1997 shall be equal to zero;

         2. The Funds Held Account at each subsequent calendar quarter end shall be equal to:

                           a. The Funds Held Account at the end of the prior calendar quarter; plus

                           b.  Base Premiums and  Additional  Premiums,  if any;
                               less

                           c.  Ceding Commissions paid by Reinsurers; less

                           d.  Reinsurers' Expense; plus

                           e.  Interest Credit; less

                           f. Ultimate Net Losses due from the Reinsurers for the prior calendar quarter in accordance with
                               Article 5: Coverage and Aggregate Limit, (including Commutation payments).

         The Ceding Company shall report balances quarterly to the Reinsurers as soon as practicable but no later than 75 (seventy five) days in arrears of each calendar quarter end.

         The Reinsurers shall not transfer or assign its rights to the Funds Held Account hereon unless this Treaty is surrendered and a new Treaty is issued. Under any and all circumstances, the Ceding Company must make a book entry of a transfer or assignment in order for such transfer or assignment to be valid.

C.       Interest Credit

         As of the end of each calendar quarter, the Ceding Company shall credit the Funds Held Account with an Interest Credit determined by multiplying the balance of the Funds Held Account at the end of the respective calendar quarter by 1.8481% (one point eight four eight one percent) to achieve an effective annual rate of 7.6% (seven point six percent).

         Interest Credit shall continue even in the event of the Ceding Company's Insolvency.


                              Article 11: Currency
                              --------------------

All of the provisions of this Treaty involving dollar amounts are expressed in terms of United States of America Dollars and all Premiums and loss and Allocated Loss Adjustment Expense payments shall be made in United States of America Dollars.


                                Article 12: Taxes
                                -----------------

A. In consideration of the terms under which this Treaty is issued, the Ceding Company undertakes not to claim any deduction of the Premium hereon when making Canadian tax returns or when making tax returns other than income or profit tax returns to any state or territory of the United States or to the District of Columbia.

B. The Ceding Company is solely liable for any Federal Excise Tax (FET) applicable to this Treaty. Any FET payable shall be paid directly by the Ceding Company to the taxing authorities and is in addition to premiums. No deduction shall be made from the Funds Held Account.

             Article 13: Accounts, Remittances and Loss Settlements
             ------------------------------------------------------

A. Within 60 (sixty) days following the end of each calendar quarter, the Ceding Company shall report to the Reinsurers the amount of:

         1.       Cumulative Business Covered SNWPI and Retention;

         2.       Cumulative Ultimate Net Losses paid;

         3.       Ultimate Net Losses outstanding;

         4. Ceded Ultimate Net Losses paid and outstanding under this Treaty, in accordance with Article 5: Coverage and Aggregate Limit;

         5.       Base Premium and  Additional  Premium,  if any, in  accordance
                  with  Article  8:  Base   Premium,   Additional   Premium  and
                  Reinsurers' Expense.

         The reports outlined in this section shall continue until final settlement of all losses hereunder or Commutation in accordance with
         Article 18: Commutation.

B.       Remittance of premium amounts due shall be in the manner outlined under
         Article 8: Base Premium, Additional Premium and Reinsurers' Expense.

C. Settlement of Ultimate Net Losses paid in excess of the Retention shall be made by the Reinsurers to the Ceding Company quarterly within 15 (fifteen) days of receipt of the report by the Reinsurers or 75 (seventy five) days after the end of the quarter, whichever is later. Ultimate Net Losses due from Reinsurers shall be deducted from the Funds Held Account until depleted. Thereafter, the Reinsurers shall pay Ultimate Net Losses due from other funds of the Reinsurers. Reinsurers payment of Ultimate Net Losses shall be subject to the Aggregate Limit hereunder as detailed in Article 5: Coverage and Aggregate Limit, Section B.


                        Article 14: Loss Reserve Funding
                        --------------------------------

The Reinsurers will maintain appropriate reserves with respect to its share of the loss reserves ceded and required under the terms of this Treaty which are reported by the Ceding Company on the Business Covered of this Treaty.

The Reinsurers agrees to provide a clean, irrevocable and unconditional Letter of Credit in favor of the Ceding Company issued by a bank acceptable to the Ceding Company adjusted to at all times be equal to the ceded cumulative Ultimate Net Losses outstanding hereunder less the Funds Held Account balance at such dates. Such Letter of Credit shall be in the form, amount, and with an acceptable NAIC bank required to allow the Ceding Company to take full statutory credit for amounts recoverable under this Treaty.

The Ceding Company shall reimburse the Reinsurers for the actual annual security cost subject to a maximum of .45% (point four five percent) of the amount of Letter of Credit issued or maintained hereon as of each December 31st. The Reinsurers shall request such reimbursement whereupon the Ceding Company shall make payment by direct wire transfer to the Reinsurers. All such amounts shall not be deducted from the Funds Held Account.


                       Article 15: Excess of Policy Limits
                       -----------------------------------

A. This Treaty shall protect the Ceding Company, within the limits hereof, for 100% (one hundred percent) of loss in Excess of Policy Limits emanating from underlying treaties of the Ceding Company's clients and for 80% (eighty percent) of loss in excess of the limit of its original treaties, such loss in excess of the limit having been incurred because of failure by it to settle within the Treaty limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

         However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Ceding Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

         For the purpose of this Article, the word"loss" shall mean any amounts for which the Ceding Company would have been contractually liable to pay had it not been for the limit of the original policy.


                    Article 16: Extra Contractual Obligations
                    -----------------------------------------

A.        This Treaty shall protect the Ceding Company for 100% (one hundred percent) of Extra Contractual Obligations emanating from underlying treaties of the Ceding Company's clients and for 80% (eighty) of any Extra Contractual Obligations within the limits hereof. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of the Ceding Company's original treaties and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Ceding Company to settle within the treaty limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

          The date on which any Extra Contractual Obligation is incurred by the Ceding Company shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

         However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Ceding Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.


                         Article 17: Offset and Security
                         -------------------------------

A. The Ceding Company or the Reinsurers shall have and may exercise, at any time and from time to time, the right to offset any balance or balances whether on account of Base Premium, Additional Premium, Interest Credit, or on account of ceded Ultimate Net Losses paid or otherwise, due from one party to the other party hereto under the terms of this Treaty.

B. Each party hereby assigns and pledges to the other party (or to each other party, if more than one), all of its rights under this Treaty to receive Premiums or loss payments at any time from such other party ("Collateral", as further defined in C. below) to secure its Premiums or loss obligations to such other party at any time under this Treaty ("Secured Obligations"). If at any time a party is in default under any Secured Obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.

C. The security interest described herein, and the term "Collateral", shall apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in Collateral shall be deemed evidenced only by the counterpart of this Treaty delivered to such party.

D. Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights ,in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any right. The provisions of this Article shall survive any cancellation or other termination of this Treaty.


                             Article 18: Commutation
                             -----------------------

A. The Ceding Company shall have the sole option, effective at any calendar quarter ending on or after December 31, 1998 to commute all ceded Ultimate Net Losses outstanding hereunder. The date that the Ceding Company elects to commute shall be deemed the Commutation date. At Commutation, the Reinsurers shall pay to the Ceding Company the lesser of:

         1. The present value (calculated at the Interest Credit rate as per Article 10: Profit Sharing, Funds Held Account and Interest Credit) of ceded Ultimate Net Losses outstanding as of the Commutation date as determined by the Ceding Company, subject to the Reinsurers' agreement. Should the Reinsurers fail to agree, a present value analysis will be conducted by an independent actuarial firm acceptable to both the Ceding Company and the Reinsurers, with the Ceding Company bearing the costs of such analysis; or

         2. The existing value of the Funds Held Account (as defined in Article 10: Profit Sharing, Funds Held Account and Interest Credit) as of the Commutation date.

         Said payments shall constitute, together with any Profit Sharing payment, a full and final settlement of all terms of this Treaty; the Ceding Company will execute a hold harmless agreement so stating and the Reinsurers will be thereby released from all current and future liability under this Treaty.

B. Commutation payments in accordance with this Article shall be treated as Ultimate Net Losses paid under this Treaty for determination of the Funds Held Account.


                        Article 19: Errors and Omissions
                        --------------------------------

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.


                          Article 20: Access to Records
                          -----------------------------

The Ceding Company shall place at the disposal of the Reinsurers at all reasonable times, and the Reinsurers shall have the right to inspect, through its authorized representatives, all books, records and papers of the Ceding Company in connection with any reinsurance hereunder or claims in connection herewith.

The Reinsurers agrees that it will not disclose any confidential information obtained by it hereunder to parties not subject to this Treaty except under the following circumstances and then only as necessary.

A. When disclosure of such information is required in the normal course of Reinsurers' business; or

B.       With the prior written consent of the Ceding Company; or

C. When Reinsurers is required by a subpoena or court order to disclose such information. The Reinsurers shall promptly notify the Ceding Company of any attempt by a third party to obtain from it any such confidential information.

The Reinsurers will provide the Ceding Company or its designated representative with such information as the Reinsurers and Ceding Company may agree is necessary to the Ceding Company's handling of business reinsured herein.

The obligation contained in the provision shall survive termination of this Treaty.


                            Article 21: No Assignment
                            -------------------------

The Ceding Company and the Reinsurers hereby agree that neither party shall have the right to assign its respective interests and liabilities, including the Funds Held Account, under this Treaty. Notwithstanding the above, this Article shall not restrict the Ceding Company from making investments it deems appropriate.

                             Article 22: Insolvency
                             ----------------------

A. In the event of the Insolvency of the Ceding Company, reinsurance under this Treaty shall be payable by the Reinsurers (on the basis of the liability of the Ceding Company under the policy or policies reinsured without diminution because of the Insolvency of the Ceding Company) to the Ceding Company or to its liquidator, receiver or statutory successor, except as provided by Section 4118a of the New York Insurance Law or except:

         1. Where the Treaty specifically provides another payee of such reinsurance in the event of the Insolvency of the Ceding Company.

         2. Where the Reinsurers, with the consent of the direct insured or insureds, has assumed such policy obligations of the Ceding Company as direct obligations of the Reinsurers to the payees under such policies and in substitution for the obligations of the Ceding Company to such payees.

B. It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Ceding Company shall give written notice to the Reinsurers of the pendency of a claim against the insolvent Ceding Company on the policy or policies reinsured within a reasonable time after such claim is filed in the Insolvency proceeding and that, during the pendency of such claim, the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which they may deem available to the Ceding Company or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Ceding Company as part of the expense of liquidation to the extent or a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurers.

C. Should the Ceding Company go into liquidation or should a receiver be appointed, the Reinsurers shall be entitled to deduct from any sums which may be or may become due to the Ceding Company under this Treaty any sums which are due to the Reinsurers by the Ceding Company under this Treaty and which are payable at a fixed or stated date, as well as any other sums due the Reinsurers which are permitted to be offset under applicable law.

                             Article 23: Arbitration
                             -----------------------

A.        As a condition precedent to any right of action hereunder,  if any dispute shall arise between the Ceding Company and the Reinsurers with reference to the interpretation of this Treaty or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Treaty, such dispute, upon the written request of either the Ceding Company or the Reinsurers, shall be submitted to three arbitrators, one to be chosen by the Ceding Company, one to be chosen by the Reinsurers, and the third by the two arbitrators so chosen. If either the Ceding Company or the Reinsurers refuse or neglect to appoint an arbitrator within 30 (thirty) days after the receipt of written notice from the other party requesting it do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree on the selection of a third arbitrator within 30 (thirty) days of their appointment, each of them shall name two, of whom each shall decline one and the decision shall be made by the American Arbitration Association. All arbitrators shall be active or retired disinterested officers of insurance or reinsurance companies not under the management or control of any party to this Treaty.


B. The arbitrators are relieved of all judicial formalities and may abstain from following the strict rules of law; they shall make their award with a view to effecting the general purpose of this Treaty in accordance with a literal interpretation of the language. Each of the Ceding Company and the Reinsurers shall submit its case to its arbitrator within 30 (thirty) days of the appointment of the third arbitrator.

C. The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on all parties to this Treaty. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each of the Ceding Company and the Reinsurers shall bear the expense of their respective chosen arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration. Said arbitration shall take place in Stamford, Connecticut, unless some other place is mutually agreed upon by the Ceding Company and the Reinsurers.


                           Article 24: Service of Suit
                           ---------------------------

It is agreed that in the event of the failure of the Reinsurers hereon to pay any amount claimed to be due to the Ceding Company hereunder, the Reinsurers, at the request of the Ceding Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. The foregoing shall not constitute a waiver of the right of the Reinsurers to commence any suit in, or to remove, remand or transfer any suit to any other court of competent jurisdiction in accordance with the applicable statutes of the state or United States thereto. It is further agreed that this Treaty shall be governed by the laws of the State of Connecticut.

It is further agreed that service of process in such suit may be made upon Kroll & Tract, Fifth Floor, 520 Madison Avenue, New York, New York, 10022-4235, United States of America and that in any suit instituted against any one of them upon this Treaty, the Reinsurers will abide by the final decision of such Court of any Appellate Court in the event of an appeal. The above named are authorized and directed to accept service of process on behalf of the Reinsurers in any suit and/or upon request of the Ceding Company to give a written undertaking to the Ceding Company that they will enter a general appearance upon the Reinsurers' behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or District of the United States which makes provision therefor, the Reinsurers hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors n office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company or any beneficiary hereunder arising out of this Treaty, and hereby designate the above named as the person to whom said officer is authorized to mail such process or a true copy thereof.


                            Article 25: Intermediary
                            ------------------------

Pegasus Advisors, Inc., 35 Tower Lane, Avon, CT 06001, is hereby recognized as the Intermediary negotiating this Treaty for all business hereunder and through whom all communications, in respect of London Life and Casualty Reinsurance Corporation only, relating hereto (including but not limited to notices, statements and reports) shall be transmitted to both parties. It is understood, as regards remittances due either party hereunder, that payment by the Ceding Company to the Intermediary shall constitute payment to the Reinsurers but payment by the Reinsurers to the Intermediary shall only constitute payment to the Ceding Company to the extent such payments are actually received by the Ceding Company. Notwithstanding the foregoing, it is agreed that all payments will be direct from the Reinsurers to the Ceding Company, or from the Ceding Company to the Reinsurers, as appropriate.

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                       PHYSICAL DAMAGE - REINSURANCE - USA
                       -----------------------------------

         1. This Contract does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

         2. Without in any way restricting the operation of paragraph (1) of this Clause, this Contract does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

        I. Nuclear reactor power plants including all auxiliary propert on the site, or

        II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or


        III. Installations for fabricating complete fuel elements or for processing substantial quantities or "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

        IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

         3. Without in any way  restricting the operations of paragraphs (1) and
(2) hereof, this Contract does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

          (a) where the Reassured does not have knowledge of such nuclea reactor power plant or nuclear installation, or

          (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960, this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

         4. Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Contract does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

         5. It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

         6. The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

         7. The Reassured to be sole judge of what constitutes:

            (a)      substantial quantities, and
            (b)      the extent of installation, plant or site

NOTE: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

            (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

            (b) with respect to any risk located in Canada, policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

                       NUCLEAR INCIDENT EXCLUSION CLAUSE -
                          PHYSICAL DAMAGE AND LIABILITY
               (BOILER AND MACHINERY POLICIES) - REINSURANCE - USA


1. This Contract does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this Contract all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph:

         This Policy does not apply to "loss", whether it be direct or indirect, proximate or remote

         (a) from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

         (b) from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

3. However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

4. Without in any way restricting the operation of paragraph (a) hereof, it is understood and agreed that

         (a) all policies issued by the Reassured effective on or before 30th April 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th April, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply,

         (b) with respect to any risk located in Canada, policies issued by the Reassured, effective on or before 30th June, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th June, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                     PHYSICAL DAMAGE - REINSURANCE - CANADA


     1. This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insureres or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy Risks.

     2. Without in any way restricting the operation of paragraph 1 of this Clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:


     (1) Nuclear reactor power plants including all auxiliary property on the site, or

     (2) Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

     (3) Installations for fabricating complete fuel elements or for processing substantial quantities of prescribed substances, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

     (4) Installations other than those listed in (3) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

     3. Without in any way restricting the operation of paragraphs 1 and 2 of this Clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate

     (a) where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

     (b) where the said insurance contains a provisions excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

     4. Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

     5. This Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

     6. The term "prescribed substances" shall have the meaning given to it by the Atomic Energy Control Act R.S.C. 1974 or by any law amendatory thereof.

     7. Reinsured to be sole judge of what constitutes: (a) substantial quantities, and (b) the extent of installation, plant or site.

     8. Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this Clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, caused by any nuclear incident as defined in The Nuclear Liability Act, nuclear explosion or contamination by radioactive material.


Note: Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this Clause shall only apply to all original contracts of the Reinsured whether new, renewal or replacement which become effective on or after December 31, 1984.

                       NUCLEAR INCIDENT EXCLUSION CLAUSE -
                          PHYSICAL DAMAGE AND LIABILITY
             (BOILER AND MACHINERY POLICIES) - REINSURANCE - CANADA


     1. This Contract does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

     2. Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this Contract all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph:

     This policy does not apply to loss, whether it be direct or indirect, proximate or remote

     (a) from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

     (b) from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

     3. However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

     4. Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that policies issued by the Reassured effective on or before 31st December, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                        LIABILITY - REINSURANCE - U.S.A.
                        ---------------------------------

     1. This Agreement does not cover any loss or liability accruing to the Cedent as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

     2. Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this Agreement all the original policies of the Cedent (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III of this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision

        I. It is agreed that the policy does not apply under any liability coverage, to (injury, (sickness, disease, death or destruction (bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limits of liability.

        II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such a the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

        III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                 (a)       become effective on or after 1st May, 1960, or

                 (b) become effective before that date and contain the Limited Exclusion provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Cedent on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     3. Except for those classes of policies specified in Clause II of paragraph
(2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this Agreement the original liability policies of the Cedent (new, renewal and replacement) affording the following coverages:

         Owners,   landlords  and  Tenants  Liability,   Contractual  Liability,
         Elevator Liability, Owners or Contractors (including railroad), Protective Liability, Manufacturers and Contractors Liability Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision

It is agreed that the policy does not apply:

I.       Under an Liability Coverage, to
        (injury, sickness, disease, death or destruction
        (bodily injury or property damage

        (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit or liability; or

        (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II. Under any Medical Payments Coverage, or under any Supplementary Payment Provision relating to
        (immediate medical or surgical relief, (first aid, to expenses incurred with respect to (bodily injury, sickness, disease or death (bodily injury resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III.    Under any Liability Coverage, to
        (injury, sickness, disease, death or destruction (bodily injury or property damage resulting from the hazardous properties of nuclear material if

        (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

        (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed or by or on behalf of an insured; or

        (c) (the injury, sickness, disease, death or destruction (the bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to (injury to or destruction of property at such nuclear facility. (property damage to such nuclear facility and any property thereat.

IV. As used in this endorsement:

     "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or by-product material; "source material", "special nuclear material" and "by-product material" have the meanings given to them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing by-product material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

     (a)      any nuclear reactor,

     (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

     (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of uranium 235,

     (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; (with respect to injury to or destruction of property, the word "injury" or "destruction" ("property damage" includes all forms of radioactive contamination of property. (includes all forms of radioactive contamination of property.

V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

     (i) Garage and Automobile Policies issued by the Cedent on New York risks, or

     (ii) statutory liability insurance required under Chapter 90, General laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Cedent in Canada and that with respect of such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

                            ------------------------

Note: The words printed in italics in the Limited Exclusion provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion provision containing those words.

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                        LIABILITY - REINSURANCE - CANADA
                        ---------------------------------

     1. This Contract does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber, or association.

     2. Without in any way restricting the operation of paragraph 1 of this Clause, it is agreed that for all purposes of this Contract all the original liability contracts of the Company, whether new, renewal or replacement, of the following classes, namely,

                  Personal Liability
                  Farmers Liability
                  Storekeepers Liability

which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

                  Limited Exclusion Provision

        This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is named in such contract or not and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability

        With respect to property, loss of use of such property shall be deemed to be property damage.

     3. Without in any way restricting the operation of paragraph 1 of this Clause, it is agreed that for all purposes of this Contract all the original liability contracts of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers Liability, Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

         Broad Exclusion Provision

         It is agreed that this Policy does not apply:

          (a) to liability imposed by or arising under the Nuclear Liability Act; or

          (b) to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is named in such contract or not and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

               (1) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

               (2) the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

               (3) the possession, consumption, use, handling, disposal or transportation of fissionable substances or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

As used in this Policy:

               (I)  The term  "nuclear  energy  hazard"  means the  radioactive,
                    toxic,   explosive   or  other   hazardous   properties   of
                    radioactive material;

              (II) The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Stomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

             (III) The term "nuclear facility" means:

                    (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

                     (b) any  equipment  or  device  designed  or  used  for (i)
                         separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing o utilizing spent fuel, or (iii) handling, processing or packaging waste;


                     (c) any  equipment  or  device  used  for  the  processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

                     (d) any  structure,  basin,  excavation  premises  or place prepared or used for the storage or disposal of waste radioactive material;

                     and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

             (IV) the term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

             (V) with respect to property, loss of use of such property shall be deemed to be property damage.

            NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) 1984
                      (WORLDWIDE EXCLUDING U.S.A. & CANADA)
            --------------------------------------------------------

This Agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this agreement, Nuclear Energy Risks shall be defined as all first party and/or third party insurances (other than Workers' Compensation and/or Employers' Liability) in respect of:

     (i)       nuclear reactors and nuclear power stations or plant

     (ii) any other premises or facilities whatsoever related to or concerned with:
               (a)       the production of nuclear energy or
               (b) the production or storage or handling of nuclear fuel or nuclear wastes

     (iii) any other premises or facilities eligible for insurance by any local Nuclear Pool and/or Association but only to the extent of the requirements of the local Pool and/or Association, it being the intention always that Reinsurers shall follow the fortunes of the Reinsured insofar as the Reinsured complies with the requirements of any such local Pool and/or Association.

However, this Exclusion shall not apply

     (a) to any insurance or reinsurance in respect of the construction, erection or installation of buildings, plant and other property (including contractor's plant and equipment used in connection therewith)

               (i) for the storage of nuclear fuel - prior to the commencement of storage.

               (ii) as regards reactor installations - prior to the commencement of loading of nuclear fuel into the reactor, or prior to the initial criticality, depending on the commencement of the insurance or reinsurance of the relevant local Nuclear Pool and/or Association.

     (b) to any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (a) above, nor affording coverage in the "higher radioactivity" zone

                     WAR RISK EXCLUSION CLAUSE (REINSURANCE)


                  As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

                  This War Exclusion Clause shall not, however, apply to interest which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia, its territories and possessions, including the Panama Canal Zone and the Commonwealth of Puerto Rico and including Bridges between the United States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under original policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

                  Nevertheless, this clause shall not be construed to apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism, malicious damage, including acts committed by agents of any government, party or faction engaged in war, hostilities or other warlike operation, provided such agents are acting secretly and not in connection with any operations of military or naval armed forces in the country where the insured are situated.

                        INSOLVENCY FUND EXCLUSION CLAUSE


         This Agreement excludes all liability o the Ceding Company arising by contract, operation of law or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Ceding Company of part or all of any claim, debt, charge, fee or other obligation of an insurer or its successors or assigns which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge fee or other obligation in whole or in part.

                       INTERESTS AND LIABILITIES AGREEMENT
                                     to the
                                UNDERWRITING YEAR
                   AGGREGATE EXCESS OF LOSS REINSURANCE TREATY
                           Effective: January 1, 1998

                (hereinafter referred to as "Reinsurance Treaty")

                                     between

                          CHARTWELL REINSURANCE COMPANY
                              Stamford, Connecticut
                                       and
                       DAKOTA SPECIALTY INSURANCE COMPANY
                              Stamford, Connecticut
                                       and
                      THE INSURANCE CORPORATION OF NEW YORK
                                Jericho, New York
                                       and
                             DRAYTON COMPANY LIMITED
                                Hamilton, Bermuda
                                       and
                        CHARTWELL RE HOLDINGS CORPORATION
                              Stamford, Connecticut

           (hereinafter referred to collectively as "Ceding Company")

                                       and

                LONDON LIFE AND CASUALTY REINSURANCE CORPORATION
                       Wildey, St. Michael, Barbados, W.I.

                  (hereinafter referred to as the "Reinsurer")


It is hereby mutually agreed that the interests and liabilities of the companies referred to herein collectively as the Ceding Company, arising under the terms and conditions of the Treaty, are joint and not several. It is agreed that all communications and payments to or from the Ceding Company may be made respectively to or from Chartwell Reinsurance Company, which will act as paymaster and agent for all transactions and communications under this Treaty.

It is hereby mutually agreed that the Reinsurer shall have a 75.00% share in the interests and liabilities as set forth in the captioned Reinsurance Contract and Addendum No.1 attaching to and forming part of the Reinsurance Contract. The share of the Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the parties hereto, by their duly authorized officers, have executed this Agreement, in triplicate, as of the dates undermentioned.

                                              In Stamford, Connecticut, this
                                              1st day of October, 1998,

for and on behalf of Chartwell Reinsurance Company, Dakota Specialty Insurance Company, The Insurance Corporation of New York, Drayton Company Limited and Chartwell Re Holdings Corporation

By: /s/ Peter W. Wildman
    --------------------------------
        Peter W. Wildman


Title:  Senior Vice President
    --------------------------------




                                              In Wildey, St. Michael,
                                              Barbados, W.I., this 4th day of
                                              September, 1998

for and on behalf of London Life and Casualty Reinsurance Corporation


By: /s/ John F. Cartwright
    --------------------------------
        John F. Cartwright

Title: President
     -------------------------------

                       INTERESTS AND LIABILITIES AGREEMENT
                                     to the
                                UNDERWRITING YEAR
                   AGGREGATE EXCESS OF LOSS REINSURANCE TREATY
                           Effective: January 1, 1998

                (hereinafter referred to as "Reinsurance Treaty")

                                     between

                          CHARTWELL REINSURANCE COMPANY
                              Stamford, Connecticut
                                       and
                       DAKOTA SPECIALTY INSURANCE COMPANY
                              Stamford, Connecticut
                                       and
                      THE INSURANCE CORPORATION OF NEW YORK
                                Jericho, New York
                                       and
                             DRAYTON COMPANY LIMITED
                                Hamilton, Bermuda
                                       and
                        CHARTWELL RE HOLDINGS CORPORATION
                              Stamford, Connecticut

           (hereinafter referred to collectively as "Ceding Company")

                                       and

                         WESTERN GENERAL INSURANCE LTD.
                                Hamilton, Bermuda

                  (hereinafter referred to as the "Reinsurer")


It is hereby mutually agreed that the interests and liabilities of the companies referred to herein collectively as the Ceding Company, arising under the terms and conditions of the Treaty, are joint and not several. It is agreed that all communications and payments to or from the Ceding Company may be made respectively to or from Chartwell Reinsurance Company, which will act as paymaster and agent for all transactions and communications under this Treaty.

It is hereby mutually agreed that the Reinsurer shall have a 25.00% share in the interests and liabilities as set forth in the captioned Reinsurance Contract and Addendum No.1 attaching to and forming part of the Reinsurance Contract. The share of the Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the parties hereto, by their duly authorized officers, have executed this Agreement, in triplicate, as of the dates undermentioned.

                                              In Stamford, Connecticut, this
                                              1st day of October, 1998,

for and on behalf of Chartwell Reinsurance Company, Dakota Specialty Insurance Company, The Insurance Corporation of New York, Drayton Company Limited and Chartwell Re Holdings Corporation

By: /s/ Peter W. Wildman
   ---------------------------------
        Peter W. Wildman

Title:  Senior Vice President
     -------------------------------



                                              In Hamilton, Bermuda, this 1st
                                              day of September, 1998,

for and on behalf of Western General Insurance Ltd.

By:  /s/ John L. Marion
   ---------------------------------
         John L. Marion


Title: President & Managing Director
     -------------------------------